EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Brian Cohn and Peter Nussbaum, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any and all statements on Schedule 13D and Schedule 13G and filings on Form 13F prepared pursuant to the Securities Exchange Act of 1934, as amended, and all amendments to such statements and filings, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agents and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as the undersigned might or could do himself. The undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS the due execution hereof in Stamford, Connecticut this 24 day May, 2000.

/s/ STEVEN A. COHEN
Steven A. Cohen

Sworn to before me this
24 day of May, 2000

/s/ LISA A. SUHR

LISA A. SUHR
Notary Public, State of Connecticut
Commission Expires January 31, 2004